Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GulfMark Offshore, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-153459) and on Form S-8 (No. 333-174848, No. 333-174850, No. 333-175409, No. 333-33719, No. 333-57294, No. 333-144183, and No. 333-167497) of GulfMark Offshore, Inc. and consolidated subsidiaries of our reports dated February 17, 2015, with respect to the consolidated balance sheets of GulfMark Offshore, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear in the December 31, 2014 annual report on Form 10-K of GulfMark Offshore, Inc. and consolidated subsidiaries.

KPMG LLP

Houston, Texas

February 17, 2015